UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 3, 2011

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Set forth below is a description of the capital stock of Sabra Health Care REIT, Inc. (“Sabra”), which will be available for incorporation by reference into Sabra's filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of Sabra's capital stock as set forth in its charter and bylaws, which govern the rights of holders of its common stock. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to Sabra's charter and bylaws.
General
Sabra's charter provides that Sabra may issue up to 125,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2011, 36,868,248 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Under Maryland law, stockholders are not generally liable for Sabra's debts or obligations solely as a result of their status as stockholders.
Common Stock
All of the shares of common stock will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and the provisions of Sabra's charter that restrict transfer and ownership of its stock, the holders of shares of Sabra's common stock generally are entitled to receive dividends on such stock out of assets legally available for distribution to the stockholders when, as and if authorized by Sabra's board of directors and declared by Sabra. The holders of shares of common stock are also entitled to share ratably in Sabra's net assets legally available for distribution to the stockholders in the event of Sabra's liquidation, dissolution or winding up, after payment of or adequate provision for all of its known debts and liabilities.
Subject to the rights of any other class or series of Sabra's stock and the provisions of Sabra's charter that restrict transfer and ownership of its stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of shares of common stock possess the exclusive voting power.
Holders of shares of common stock generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of Sabra's securities. Subject to the provisions of Sabra's charter that restrict transfer and ownership of its stock, all shares of common stock have equal dividend, liquidation and other rights.
Preferred Stock
Under Sabra's charter, its board of directors may from time to time establish and cause Sabra to issue one or more classes or series of preferred stock from time to time. Prior to the issuance of shares of each series, the board of directors is required by the Maryland General Corporation Law, or MGCL, and Sabra's charter to adopt resolutions and file Articles Supplementary with the State Department of Assessments and Taxation of Maryland. The Articles Supplementary fix for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption, including, but not limited to, the following:

•	the title and stated value of the preferred stock;

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.
Power to Reclassify Unissued Shares
Sabra's board of directors has the power, without stockholder approval, to amend its charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, to authorize Sabra to issue additional authorized but unissued shares of common stock or preferred stock and to classify and reclassify any unissued shares of common stock or preferred stock into other classes or series of stock, including one or more classes or series of common stock or preferred stock that have priority with respect to voting rights, dividends or upon liquidation over shares of common stock. Prior to the issuance of shares of each new class or series, Sabra's board of directors will be required by the MGCL and its charter to set, subject to the provisions of its charter regarding restrictions on transfer and ownership of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series of stock.
Restrictions on Transfer and Ownership of Stock
In order for Sabra to qualify as a real estate investment trust, or a REIT, under the Internal Revenue Code of 1986, as amended, or the Code, Sabra's stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of Sabra's stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, rent from related-party tenants (generally, a tenant of a REIT that is 10% or more owned, actually or constructively, by the REIT, or that is a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify as a REIT, Sabra must satisfy other requirements as well.
Sabra's charter contains restrictions on the transfer and ownership of its stock. The relevant sections of Sabra's charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% in value or number of shares, whichever is more restrictive, of Sabra's outstanding common stock or more than 9.9% in value of Sabra's outstanding stock. These limits are collectively referred to as the “ownership limits.” The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.9% of Sabra's outstanding common stock or less than 9.9% of Sabra's outstanding stock, or the acquisition of an interest in an entity that owns, actually or constructively, Sabra's stock, could, nevertheless, cause the acquiror, or another individual or entity, to own constructively shares of Sabra's outstanding stock in excess of the ownership limits.
Sabra's board of directors may, upon receipt of certain representations, covenants and undertakings and in its sole and absolute discretion, prospectively or retroactively, exempt a person from the ownership limits or establish a different limit on ownership, or an excepted holder limit, for a particular stockholder if the stockholder's ownership in excess of the ownership limits would not result in Sabra being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limits or creating an excepted holder limit, Sabra's board of directors may, but is not required to, require an IRS ruling or opinion of counsel satisfactory to its board of directors (in its sole discretion) as it may deem necessary or advisable to determine or ensure Sabra's status as a REIT. Sabra's board of directors may only reduce any excepted holder limit with the written consent of such excepted holder or pursuant to the terms and conditions of the agreements entered into with the stockholder in connection with the establishment of the excepted holder limit.
Sabra's board of directors may also, from time to time, increase or decrease the ownership limits unless, after giving effect to the increased or decreased ownership limits, five or fewer persons could beneficially own or constructively own, in the aggregate, more than 49.9% in number or value of Sabra's outstanding stock or Sabra would otherwise fail to qualify as a REIT. Decreased ownership limits do not apply to any person or entity whose ownership of stock is in excess of the decreased ownership limits until the person or entity's ownership of stock equals or falls below the decreased ownership limits, but any further acquisition of stock would be in violation of the decreased ownership limits.

Sabra's charter also prohibits:

•
any person from beneficially or constructively owning shares of Sabra's stock to the extent such beneficial or constructive ownership would result in Sabra being “closely held” under Section 856(h) of the Code or otherwise cause Sabra to fail to qualify as a REIT;

•	any person from transferring shares of Sabra's stock if the transfer would result in shares of its stock being beneficially owned by fewer than 100 persons;

•
any person from beneficially or constructively owning shares of Sabra's stock to the extent such beneficial or constructive ownership would result in Sabra constructively owning 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code; and

•
any person from constructively owning shares of Sabra's stock to the extent such constructive ownership would cause any “eligible independent contractor” that operates a “qualified health care property” on behalf of a “taxable REIT subsidiary” of Sabra's (as such terms are defined in Sections 856(d)(9)(A), 856(e)(6)(D)(i) and 856(l) of the Code, respectively) to fail to qualify as such.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of Sabra's stock that will or may violate the ownership limits, or any of the other restrictions on transfer and ownership of stock, and any person who is the intended transferee of shares of stock that are transferred to the charitable trust described below, will be required to give Sabra immediate written notice and, in the case of a proposed transaction, at least 15 days' prior written notice and to provide Sabra with such other information as it may request in order to determine the effect of the transfer on Sabra's status as a REIT. The provisions of Sabra's charter regarding restrictions on transfer and ownership of stock do not apply if its board of directors determines that it is no longer in Sabra's best interests to attempt to qualify, or to continue to qualify, as a REIT.
Any attempted transfer of Sabra's stock which, if effective, would result in its stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of Sabra's stock which, if effective, would violate any of the other restrictions described above will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Sabra will appoint the trustee of the trust, who will be unaffiliated with Sabra and any proposed transferee of the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Shares of Sabra's stock held in the trust will be issued and outstanding shares. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restrictions on transfer and ownership of stock, then the transfer of the shares will be null and void.
The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid prior to Sabra's discovery that shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion, to rescind as void any vote cast by a proposed transferee prior to Sabra's discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if Sabra has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
If Sabra's board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on transfer and ownership of stock set forth in Sabra's charter, then its board of directors or such committee may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing Sabra to redeem shares of stock, refusing to give effect to the transfer on Sabra's books or instituting proceedings to enjoin the transfer; provided, however, that any transfer or other event in violation of the above restrictions shall automatically result in the transfer to the trust described above, and, where applicable, such transfer or other event shall be null and void as provided above irrespective of any action or non-action by Sabra's board of directors or any committee or designee thereof.
Shares of stock transferred to the trustee will be deemed offered for sale to Sabra, or its designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the market price of such stock at the time of such devise or gift) and (ii) the market price of such stock on the date Sabra, or its designee, accepts such offer. Sabra will have the right to accept such offer until the trustee has sold the shares held in the charitable trust. Upon a sale to Sabra, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will be required to distribute the net proceeds of the sale to the proposed transferee and any distributions held by the trustee with respect to such shares to the charitable beneficiary. Sabra may reduce the amount payable to the proposed transferee by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Sabra may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
If Sabra does not buy the shares, the trustee will be required, within 20 days of receiving notice from Sabra of a transfer of shares to the trust, to sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits, or the other restrictions on transfer and ownership of stock. After selling the shares, the trustee will be required to distribute to the proposed transferee an amount equal to the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held by the trust (e.g., in the case of a gift, devise or other such transaction), the market price of such stock on the day of the event causing the shares to be held by the trust and (ii) the price received by the trustee (net of any commissions and other expenses) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If the proposed transferee sells such shares prior to the discovery that such shares have been transferred to the trustee, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that such proposed transferee would have received if such shares had been sold by the trustee, such excess shall be paid to the trustee upon demand.
Any certificates representing shares of Sabra's stock will bear a legend referring to the restrictions on transfer and ownership described above.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of Sabra's stock, within 30 days after the end of each taxable year, will be required to give Sabra written notice stating the person's name and address, the number of shares of each class and series of stock that the person beneficially owns, a description of the manner in which the shares are held and any additional information that Sabra requests in order to determine the effect, if any, of the person's beneficial ownership on Sabra's status as a REIT and to ensure compliance with the ownership limits. In addition, any beneficial owner or constructive owner of shares of Sabra's stock and any person or entity (including the stockholder of record) who holds shares of Sabra's stock for a beneficial owner or constructive owner will be required to, on request, disclose to Sabra in writing such information as Sabra may request in order to determine the effect, if any, of the stockholder's actual and constructive ownership of stock on Sabra's status as a REIT and to comply, or determine its compliance, with the requirements of any governmental or taxing authority.
The restrictions on transfer and ownership described above could have the effect of delaying, deferring or preventing a change of control in which holders of shares of Sabra's stock might receive a premium for their shares over the then-prevailing price.
Certain Provisions of Maryland Law and of Sabra's Charter and Bylaws
In addition to the ownership limits, certain provisions of Sabra's charter and bylaws may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of shares of Sabra's common stock might receive a premium for their shares over the then prevailing market price of those shares of which such holders might believe to be otherwise in their best interests. The following paragraphs summarize a number of these provisions, as well as selected provisions of the MGCL.
Sabra's Board of Directors
Sabra's charter and bylaws provide that the number of directors of Sabra may be established by its board of directors, but may not be fewer than the minimum number required by the MGCL nor more than nine. Currently, Sabra has five directors. Sabra has elected to be subject to certain provisions of the MGCL, as a result of which Sabra's board of directors has the exclusive power to fill vacancies on the board of directors.
Each of Sabra's directors is elected by Sabra's stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Under Sabra's charter, there is no cumulative voting in the election of its board of directors. Sabra's bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of shares affirmatively voted “against” that nominee in order for that nominee to be elected.
Removal of Directors
Sabra's charter provides that, subject to the rights of holders of any class or series of stock separately entitled to elect or remove one or more directors, a director may be removed with or without cause, by the affirmative vote of a majority of the combined voting power of all classes of stock entitled to vote in the election of directors, voting as a single class.
Amendments to Sabra's Charter and Bylaws and Approval of Extraordinary Actions
Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, consolidate, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these actions by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Sabra's charter provides that the affirmative vote of at least a majority of the votes entitled to be cast on the matter will be required to approve all charter amendments or extraordinary actions. Also, Maryland law permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.
Sabra's board of directors has the exclusive power to adopt, alter or repeal any provision of its bylaws and to adopt new bylaws.
Business Combinations
Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10 percent or more of the voting power of the corporation's outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, a board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single class.

These supermajority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute provides various exemptions from its provisions, including for business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Sabra's board of directors has not opted out of the business combination provisions of the MGCL, and consequently, the five-year prohibition and the supermajority vote requirements will apply to business combinations between

Sabra and any interested stockholder. In connection with a restructuring of Sabra's former parent, Sun Healthcare Group, Inc. (“Old Sun”), and the subsequent merger of Sabra with and into Old Sun (the “REIT Conversion Merger”), Sabra's board of directors exempted all holders of common stock who beneficially owned, directly or indirectly, 10 percent or more of Sabra's common stock immediately following the REIT Conversion Merger unless and until such holders acquire any additional shares of common stock. The five-year moratorium and supermajority vote requirements will not apply to business combinations between Sabra and any such exempted holder unless such holder acquires any additional shares of common stock.
Sabra is subject to the business combination provisions described above. However, Sabra's board of directors may elect to opt out of the business combination provisions at any time.
Control Share Acquisitions
Maryland law provides that issued and outstanding control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to, directly or indirectly, exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.
Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction or waiver of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the special meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain conditions and limitations, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Sabra's bylaws contain a provision that will exempt from the control share acquisition statute any and all acquisitions by any person of shares of Sabra's stock. This provision may be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•
a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors in office and such director shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified, and

•	a majority requirement for the calling of a special meeting of stockholders.
Pursuant to Sabra's charter, Sabra has elected to be subject to the provision of Subtitle 8 that requires that vacancies on the board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in Sabra's bylaws unrelated to Subtitle 8, Sabra already (1) vests in the board of directors the exclusive power to fix the number of directors and (2) requires, unless called by Sabra's chairman, chief executive officer, president or the board of directors, the request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of stockholders.
Special Meetings of the Stockholders
Each of Sabra's chairman, chief executive officer, president and board of directors has the power to call a special meeting of the stockholders. A special meeting of the stockholders to act on any matter that may properly be brought before a meeting of stockholders will also be called by Sabra's secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by Sabra's bylaws. The secretary will be required to inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including its proxy materials), and the requesting stockholder will be required to pay such estimated cost to the secretary prior to the preparation and mailing of any notice for such special meeting.
Advance Notice of Director Nomination and New Business
Sabra's charter and bylaws provide that, at any annual meeting of stockholders, nominations of individuals for election to the board of directors and proposals of business to be considered by stockholders may be made only (i) pursuant to Sabra's notice of the meeting, (ii) by or at the direction of the board of directors, or (iii) by a stockholder who was a stockholder of record at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting in the election of directors or on such other proposed business and who has complied with the advance notice procedures of Sabra's bylaws. The stockholder generally must provide notice to the secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of Sabra's proxy statement for the solicitation of proxies for election of directors at the preceding year's annual meeting.
Only the business specified in Sabra's notice of meeting may be brought before any special meeting of stockholders. Sabra's bylaws provide that nominations of individuals for election to Sabra's board of directors at a special meeting of stockholders may be made only (i) by or at the direction of its board of directors or (ii) provided that the special meeting has been called for the purpose of electing directors, by any stockholder of record at the time of provision of the notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in Sabra's bylaws. Such stockholder will be entitled to nominate one or more individuals, as the case may be, for election as a director if the stockholder's notice, containing the information required by Sabra's bylaws, is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (i) the 90th day prior to such special meeting or (ii) the tenth day following the day on which public announcement is first made of the date of the special predecessor in any of the capacities described above and any employee or agent of Sabra's or its predecessor's.
The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford Sabra's board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by Sabra's board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting stockholder meetings.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Sabra's Charter and Bylaws
The restrictions on transfer and ownership of Sabra's stock will prohibit any person from acquiring more than 9.9% of outstanding common stock or more than 9.9% of outstanding stock without prior approval of Sabra's board of directors. The business combination statute may discourage others from trying to acquire more than 10% of Sabra's stock without the advance approval of Sabra's board of directors, and may substantially delay or increase the difficulty of consummating any transaction with or change in control of Sabra. Because Sabra's board of directors can approve exceptions to the transfer and ownership limits and exempt transactions from the business combination statute, the transfer and ownership limits and the business combination statute will not interfere with a merger or other business combination approved by Sabra's board of directors. The power of Sabra's board of directors to classify and reclassify unissued common stock or preferred stock, and authorize Sabra to issue classified or reclassified shares, also could have the effect of delaying, deferring or preventing a change in control or other transaction.
These provisions, along with other provisions of the MGCL and Sabra's charter and bylaws discussed above, including provisions relating to the removal of directors and the filling of vacancies, the supermajority vote that will be required to amend certain provisions of Sabra's charter, the advance notice provisions and the procedures that stockholders will be required to follow to request a special meeting, alone or in combination, could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger or other change in control that might involve a premium price for shares of Sabra's common stock or otherwise be in the best interest of its stockholders, and could increase the difficulty of consummating any offer.
Transfer Agent and Registrar
The transfer agent and registrar for Sabra's common stock is American Stock Transfer & Trust Company, LLC.
Listing
Shares of Sabra's common stock are listed on the NASDAQ Global Select Market under the symbol “SBRA.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	Chairman, President and Chief Executive Officer
Dated: October 3, 2011